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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement of Mines Management, Inc. on Form S-3, and any prospectus or supplement thereto, of our report dated March 12, 2008, relating to the consolidated financial statements of Mines Management, Inc. as of December 31, 2007 and for the years ended December 31, 2007 and 2006, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ LeMaster & Daniels PLLC LeMaster & Daniels PLLC
October 14, 2009 Spokane, Washington

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM